UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.02        Unregistered Sales of Equity Securities.

The disclosure provided in Item 8.01 of this Report is hereby incorporated by reference into this Item 3.02.  The shares and warrants described in Item 8.01 were issued to Investor in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Information.

As previously disclosed in a Form 8-K filed on December 11, 2017 by LM Funding America, Inc. (the “Company”), on December 11, 2017, the Company entered into a Master Exchange Agreement (the “Agreement”) with a New York-based family office (the “Investor”).  Under the Agreement, the Investor agreed to exchange two promissory notes payable by the Company and previously acquired by the Investor for a combination of shares of the Company’s common stock (“Common Stock”) and warrants to acquire common stock (the “Pre-Funded Warrants”), with the first promissory note being in the principal amount of $2,798,672.71 (the “Term Note A”) and the second promissory note being in the principal amount of $1,720,859.76 (the “Term Note B”).  As previously announced, on December 11, 2017, the Term Note A was exchanged for an aggregate of 170,000 shares of Common Stock and initial Pre-Funded Warrants to purchase an aggregate of 924,595 additional shares of Common Stock, subject to the previously disclosed true-up provisions in the Agreement.  This Form 8-K is being filed to disclose that, on December 22, 2017, the entire Term Note B was exchanged for an aggregate of 200,000 shares of Common Stock and initial Pre-Funded Warrants to purchase an aggregate of 1,270,140 additional shares of common stock, provided that such shares and warrants will be subject to the previously-disclosed true-up provisions in the Agreement.  Accordingly, both exchanges contemplated by the Agreement have been completed as of December 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM FUNDING AMERICA, INC.

By: /s/ Richard Russell

Richard Russell

Chief Financial Officer

Date:  December 22, 2017